EXHIBIT 16.1


                                      November 05, 2001




 Securities and Exchange Commission
 450 5th Street N.W.
 Washington, D.C. 20549

 RE:  DIAL-THRU INTERNATIONAL CORPORATION

 We have read the statements that we understand Dial-Thru International Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                      Very truly yours,

                                      /s/ KING GRIFFIN & ADAMSON P.C.

                                      KING GRIFFIN & ADAMSON P.C.